Exhibit 10.1

FORWARD PURCHASE AGREEMENT Confirmation AMENDMENT

THIS FORWARD PURCHASE AGREEMENT CONFIRMATION AMENDMENT, dated as of August 31st, 2023 (this “Amendment”), is entered into by and among (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller”), (iv) Jet.AI Inc., a Delaware corporation (f/k/a Oxbridge Acquisition Corp.) (“PubCo”) and (v) Jet Token Inc., a Delaware corporation (“Target”).

Reference is hereby made to the OTC Equity Prepaid Forward Transaction, dated as of August 6, 2023 (as amended from time to time, the “Confirmation”), by and among Seller, PubCo and Target. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Confirmation.

On August 10, 2023, OXAC and Target completed the Business Combination, and accordingly, the Seller delivered a Pricing Date Notice to commence the Transaction.

1. Amendment: The parties hereto agree to amend the Confirmation as follows:

a. The section titled “Prepayment Shortfall” shall be deleted in its entirety and replaced with the following.

Prepayment Shortfall:

An amount in USD equal to $875,000; provided that Seller shall pay $625,000 of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Initial Shortfall”) and, at the request of Counterparty, $250,000 of the Prepayment Shortfall (the “Future Shortfall”), with such request being made by no later than 5:00pm EST on September 6, 2023, after which the option will expire.

ORIGINAL SECTION FOR REFERENCE (i.e., the following shall be deleted in its entirety and replaced with the above):

An amount in USD equal to $1,250,000; provided that Seller shall pay one half (1/2) of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Initial Shortfall”) and, at the request of Counterparty, the other one half (1/2) of the Prepayment Shortfall (the “Future Shortfall”) on the date that the SEC declares the Registration Statement effective (the “Registration Statement Effective Date”), provided the VWAP Price is greater than $6.00 for any 45 trading days during the prior 90 consecutive trading day period and average daily trading value over such period equals at least four times the Future Shortfall.

b. The section titled “Share Consideration” shall be deleted in its entirety and replaced with the following.

Share Consideration:

In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) 50,000 and (y) the Initial Price. Upon a Future Shortfall, 75,000 Recycled Shares shall be released to the Seller as additional Share Consideration. The Shares purchased with the Share Consideration (the “Share Consideration Shares”) shall be incremental to the Maximum Number of Shares, shall not be included in the Number of Shares in this Transaction, and the Seller and the Share Consideration Shares shall be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with this Confirmation.

ORIGINAL SECTION FOR REFERENCE (i.e., the following shall be deleted in its entirety and replaced with the above):

In addition to the Prepayment Amount, Counterparty shall pay directly from the Trust Account, on the Prepayment Date, an amount equal to the product of (x) 50,000 and (y) the Initial Price. The Shares purchased with the Share Consideration (the “Share Consideration Shares”) shall be incremental to the Maximum Number of Shares, shall not be included in the Number of Shares in this Transaction, and the Seller and the Share Consideration Shares shall be free and clear of all obligations with respect to the Seller and such Share Consideration Shares in connection with this Confirmation.

c. The first paragraph of the section titled “Shortfall Sales” shall be deleted in its entirety and replaced with the following.

Shortfall Sales:

From time to time and on any date following the Trade Date (any such date, a “Shortfall Sale Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, at any sales price, sell Shortfall Sale Shares, and in connection with such sales, Seller shall provide written notice to Counterparty (the “Shortfall Sale Notice”) no later than the later of (a) the fifth Local Business Day following the Shortfall Sales Date and (b) the first Payment Date after the Shortfall Sales Date, specifying the quantity of the Shortfall Sale Shares and the allocation of the Shortfall Sale Proceeds. Seller shall not have any Early Termination Obligation in connection with any Shortfall Sales. The Counterparty covenants and agrees for a period of at least sixty Local Business Days (commencing on the Prepayment Date or if an earlier Registration Request is submitted by Seller on the date that the SEC declares the Registration Statement effective) not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, until the Shortfall Sales equal the Prepayment Shortfall; provided, however, that nothing in the foregoing covenant shall prohibit (i) the issuance of any securities issued or assume in connection with the Business Combination or (ii) repricing of Counterparty’s warrants in connection with the closing of the Business Combination.

ORIGINAL SECTION FOR REFERENCE (i.e., the following shall be deleted in its entirety and replaced with the above):

From time to time and on any date following the Trade Date (any such date, a “Shortfall Sale Date”) and subject to the terms and conditions below, Seller may, in its absolute discretion, at any sales price, sell Shortfall Sale Shares, and in connection with such sales, Seller shall provide written notice to Counterparty (the “Shortfall Sale Notice”) no later than the later of (a) the fifth Local Business Day following the Shortfall Sales Date and (b) the first Payment Date after the Shortfall Sales Date, specifying the quantity of the Shortfall Sale Shares and the allocation of the Shortfall Sale Proceeds. Seller shall not have any Early Termination Obligation in connection with any Shortfall Sales. The Counterparty covenants and agrees for a period of at least sixty Local Business Days (commencing on the Prepayment Date or if an earlier Registration Request is submitted by Seller on the Registration Statement Effective Date) not to issue, sell or offer or agree to sell any Shares, or securities or debt that is convertible, exercisable or exchangeable into Shares, including under any existing or future equity line of credit, until the Shortfall Sales equal the Prepayment Shortfall; provided, however, that nothing in the foregoing covenant shall prohibit (i) the issuance of any securities issued or assume in connection with the Business Combination or (ii) repricing of Counterparty’s warrants in connection with the closing of the Business Combination.

d. The section titled “Valuation Date” shall be deleted in its entirety and replaced with the following.

Valuation Date:

The earlier to occur of (a) the date that is two (2) years after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Business Combination and Plan of Reorganization Agreement, dated as of February 24, 2023 (which was subsequently amended on May 11, 2023 and as may be further amended, supplemented or otherwise modified from time to time, the “BCA”), by and among OXAC, Merger Subs, and Target, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with this Confirmation.

ORIGINAL SECTION FOR REFERENCE (i.e., the following shall be deleted in its entirety and replaced with the above):

The earlier to occur of (a) the date that is one (1) year after the date of the closing of the Business Combination (the date of the closing of the Business Combination, the “Closing Date”) pursuant to the Business Combination and Plan of Reorganization Agreement, dated as of February 24, 2023 (which was subsequently amended on May 11, 2023 and as may be further amended, supplemented or otherwise modified from time to time, the “BCA”), by and among OXAC, Merger Subs, and Target, (b) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (v) a Shortfall Variance Registration Failure, (w) a VWAP Trigger Event, (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event, and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective). The Valuation Date notice will become effective immediately upon its delivery from Seller to Counterparty in accordance with this Confirmation.

2. No Other Amendments. All other terms and conditions of the Confirmation shall remain in full force and effect and the Confirmation shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4. Ratification. The terms and provisions set forth in this Amendment modify and supersede all inconsistent terms and provisions set forth in the Confirmation and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Confirmation are ratified and confirmed and continue in full force and effect. All parties hereby agree that the Confirmation, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

5. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

METEORA STRATEGIC CAPITAL, LLC

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	Managing Member

METEORA SELECT TRADING OPPORTUNITIES MASTER, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	Managing Member

METEORA CAPITAL PARTNERS, LP

By:	/s/ Vik Mittal
Name:	Vik Mittal
Title:	Managing Member

JET.AI INC.

By:	/s/ Michael Winston
Name:	Michael Winston
Title:	Executive Chairman

JET TOKEN INC.

By:	/s/ Michael Winston
Name:	Michael Winston
Title:	Executive Chairman